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                                                                    EXHIBIT 15.1

                LETTER ON UNAUDITED INTERIM FINANCIAL INFORMATION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:   Pride International, Inc.
            Registration Statement on Form S-3

      We are aware that our report dated August 14, 2003 on our review of interim financial information of Pride International, Inc. (the "Company") as of June 30, 2003 and for the three-month and six-month periods ended June 30, 2003 and 2002 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2003 is incorporated by reference in its Registration Statement.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Houston, Texas
August 14, 2003